EXHIBIT 23.3
------------


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated February 28, 2003 accompanying the financial statements of Northwest Gold, Inc. (a Wyoming corporation) appearing in the 2002 Transition Report of the Company to its shareholders on Form 10-KSB as of and for the seven months ended December 31, 2002 that is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                    s/Grant Thornton LLP

                                    GRANT THORNTON LLP



Denver, Colorado,
September 25, 2003















                                                                              12